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                                                                    EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-_____) of King Pharmaceuticals, Inc. of our report dated February 25, 2000, except for the information in Note 21 for which the date is March 17, 2000 and the information in Note 17 for which the date is June 21, 2000 relating to the consolidated financial statements, which appears in King Pharmaceuticals, Inc.'s current report on Form 8-K filed June 23, 2000 as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 25, 2000, relating to the financial statement schedule, which appears in the 1999 Annual Report on Form 10-K.



                                    PricewaterhouseCoopers LLP

                                    Atlanta, Georgia
                                    September 5, 2000